Exhibit 10.3

BRIDGING LOAN AGREEMENT

Date:	Monday, 03 July 2017

PARTIES:

Lender:	Mr Bassam Hammad (Individual) / (“Lender”) hereby irrevocably promises and agrees to pay to the order of;

Company:
American-Swiss Capital Inc,  a Delaware company listed on the OTC Exchange (“Debtor”), or at such other place as set forth herein or as designated in writing by the Holder (as defined below) hereof, in lawful money of the United States of America, the principal sum

Principal Sum:	One Hundred and Fifteen Thousand Dollars ($115,000.00) (the “Principal Sum”), in connection therewith, all in accordance with the terms and conditions set forth below.

Interest:	20%

Interest Payments
Schedule:	at the end of the loan period, together with principal amount

Assignment:
2.              Debtor may sell, assign, transfer, pledge or hypothecate this Bridge Loan (this “Loan”) and any or all of its rights and remedies hereunder at any time, with or without notice to the Lender, to any person or entity.  Debtor and its successors and assigns under this Loan are sometimes referred to herein as the “Holder.”

Pre-payment:
3.              Debtor may prepay any amount due hereunder, in whole or in part, at any time without penalty or premium for such early payment.  Debtor shall also be entitled to offset against this Loan any amount owed by Debtor to Lender, including without limitation any losses or expenses actually incurred by Lender as a result of a breach by Debtor of any of its obligations between Debtor and Lender.

Repayment
Default:
4.              If (a) any payment or delivery required by this Loan is not made when due hereunder, or any obligation or covenant undertaken by Debtor hereunder is not performed or observed as and when required hereby, (b) Debtor defaults in the performance of any obligation evidenced by this Loan, (c) any representation or warranty made by Debtor in this Loan or any other instrument, agreement or document delivered by Debtor or any other party for Debtor’s benefit in connection herewith proves to have been materially false or inaccurate when made, (d) any event of default occurs under any instrument securing the obligations evidenced by this Loan, or (e) Debtor files an assignment for the benefit of creditors or for relief under any provisions of the Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership to be filed and not vacated within 30 days, then the Holder may at its sole option consider the entire unpaid principal balance and accrued but unpaid interest hereunder at once become due and payable without notice (time being the essence hereof).  The exercise or failure to exercise such remedy shall not constitute a waiver of the right to exercise such remedy or preclude the exercise of any other remedy in the event of any subsequent default, event or circumstance that gives rise to such right of acceleration.

Email: info@as-capital.com	Address: Suite 430, 1110 Brickell Ave,
Web: www.as-capital.com	Miami, FL 33131
Ph: +1 305 853 8178	USA

Penalties:
5.              In the event Debtor fails to make a payment under this Loan on the due date therefore or otherwise defaults in any obligation under this Loan, all amounts owing and past due hereunder, including without limitation principal (whether by acceleration or in due course), interest, late fees and other charges, shall, if permitted by applicable law, bear interest at the rate of three percent (3%) per week both before and after judgment.

6.              In the event that any payment under this Loan is not made at the time and in the manner required (whether before or after maturity), Debtor agrees to pay any and all costs and expenses (regardless of the particular nature thereof and whether incurred before or after the initiation of suit or before or after judgment) which may be incurred by Holder in connection with the enforcement of any of its rights under this Loan, including, but not limited to, attorneys’ fees and all costs and expenses of collection.

7.              All amounts paid by Debtor in respect of amounts due hereunder shall be applied by Holder in the following order of priority:  (a) amounts due and payable, if any, pursuant to Paragraph 7 above, (b) interest due and payable hereunder, and (c) the outstanding principal balance hereof.

Warranties:
8.              Debtor, on behalf of itself and all sureties, guarantors, and endorsers hereof, if any, hereby waives presentment for payment, demand, and notice of dishonour and non-payment of this Loan, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Loan, and to the release of any security, or any part thereof, with or without substitution.

9.              The failure of Holder in any one or more instances to insist upon strict performance of any of the terms and provisions of this Loan, or to exercise any option conferred herein shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms, provisions or options on any future occasion.

Governing Law:
10.             This Loan is delivered in the State of Florida and shall be governed by and construed in accordance with the laws of said State, without giving effect to any conflict of laws provisions.  This Loan shall bind the successors and assigns of Debtor and shall inure to benefit of the successors and assigns of Lender.

General:
11.             This Loan constitutes the entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersedes and replaces any prior understanding or agreement, oral or written, relating to such subject matters.

Guarantees:
12.             The directors of American-Swiss Capital Inc. and its largest shareholder CEC Investments Ltd, agree to guarantee the Loan in the event that American-Swiss Capital Inc. is unable to meet its commitment to repay the Loan in full.

Email: info@as-capital.com	Address: Suite 430, 1110 Brickell Ave,
Web: www.as-capital.com	Miami, FL 33131
Ph: +1 305 853 8178	USA

Further
Assurances:
13.             In the event that American-Swiss Capital Inc. defaults on payment of the principal and interest amount, the (Lender) reserves the right to take a lean on American-Swiss Capital Inc, including all/any assets, shares, Patents, Intellectual Property of American-Swiss Capital Inc.

14.             If any of the following events occur, this Note and any other obligations of the Debtor to the Lender, shall become due immediately, without demand or notice:

1)	The failure of the Debtor to pay the principal and any accrued interest in full on or before the Due Date;
2)	The death of the Debtor or Creditor;
3)	The filing of bankruptcy proceedings involving the Debtor or Lender;
4)	The application for the appointment of a receiver for the Debtor;
5)	The making of a general assignment for the benefit of the Debtor’s creditors;
6)	The insolvency of the Debtor;
7)	A misrepresentation by the Debtor to the Lender for the purpose of obtaining or extending credit.

Signatures:	IN WITNESS WHEREOF, Debtor has executed this Note on or as of the day and year first above written.

Debtor by:	Name:	American-Swiss Capital, Inc.

Signed:
	Name:	John Karatzaferis
	Title:	President & CEO

Company Stamp:

Lender by:	Name:	Mr Bassam Hammad

Signed:
Name:

Company Stamp:
(if required)

Email: info@as-capital.com	Address: Suite 430, 1110 Brickell Ave,
Web: www.as-capital.com	Miami, FL 33131
Ph: +1 305 853 8178	USA

SCHEDULE

Details for Notices:
Company
Contact Name:	John Karatzaferis, President
Company:	American-Swiss Capital, Inc
Address:	Suite 430, 1110 Brickell Ave, Miami, FL 33131 USA
Phone:	+1 954 903 0685
Email:	info@as-capital.com

Bank Details:
Company
Bank:	Bank Of America
Address:	100 North Tryon Street, Charlotte, NC 28255 USA
Account Name:	American-Swiss Capital, Inc
Account Number:	**** **** ****
Wire Routing Number:	*** *** ***
Swift Code:	BOFAUS6S

Details for Notices:
Lender
Contact Name:
Company:
Address:
Phone:
Email:

Bank Details:
Lender
Bank:
Address:
Account Name:
Account Number:
Wire Routing Number:
Swift Code:

Email: info@as-capital.com	Address: Suite 430, 1110 Brickell Ave,
Web: www.as-capital.com	Miami, FL 33131
Ph: +1 305 853 8178	USA

Email: info@as-capital.com	Address: Suite 430, 1110 Brickell Ave,
Web: www.as-capital.com	Miami, FL 33131
Ph: +1 305 853 8178	USA